Exhibit 3.9

CERTIFICATE OF INCORPORATION

The undersigned hereby associate themselves together for the purpose of forming and becoming a body corporate under the laws of the State of Florida, under and by virtue of the following Certificate of Incorporation:

ARTICLE  I.

The name of this corporation shall be:

BELCHER TOWING COMPANY

(hereinafter referred to as the corporation).

ARTICLE II.

The general nature of the business, or businesses to be transacted. is:

To own, build, buy, lease, hire and operate steamboats, tugs, barges, wharfboats and vessels of all kinds; to navigate all kinds of vessels; to  tow flats and other water craft and do a general towing business; to buy, sell and otherwise deal in all kinds of machinery, appliances and apparatus incidentally necessary or convenient thereto or in any way connected. therewith; to purchase, own, lease, control, construct and operate docks, warehouses, dry docks, dock machinery, appliances and barges of all kinds; to do a general ship building, stevedore, dockage, towage, warehouse and commission business.

To engage in the general business of buying, selling, leasing, transferring, acquiring and disposing of real estate in any and every form and manner; to own, buy, sell, traffic, and deal, in stocks and bonds of other corporations, and, notes, mortgages, stocks, bonds and securities of all kinds; to buy, sell, convey, own, operate and deal in real estate and to engage in building and to act as building contractors; to engage in business as a real estate agent, as an insurance agent, and, as a loan agent, to own, hold, buy, control, work, develop, sell, convey, pledge, mortgage, exchange, cultivate, improve and otherwise deal in and dispose of real estate, and any right, interest, or estate therein in the State of Florida, and in any other States of the United States, or its possessions, and the District of Columbia, and in foreign countries; to undertake and direct the management and sale of the property of said. corporation; to sell, assign, hold and satisfy mortgages or bonds which may become the property of said corporation, and to bond and mortgage the properties of said corporation for the purpose of development or otherwise; to lend money on bonds, mortgages, or otherwise; and to buy, own, hire, lease, mortgage, pledge or otherwise deal in and dispose of all kinds of personal property; to undertake and direct the management and sale of property, buildings, and lands; to transact on commission the general business of a real estate agent; and to have and exercise all such powers as nay be necessary or convenient to the several businesses of said corporation under the laws of the State of Florida; to do and perform any or all of the foregoing, both as principal and as broker.

The foregoing clauses shall be construed as authorizing the said corporation to engage in independent lines of business and to exercise independent powers; and the enumeration of any specific business or powers shall not be held to limit or restrict said corporation in the conduct and exercise of any other business or power.

ARTICLE III.

The maximum number of shares of stock which the corporation is authorized to issue and have outstanding at any time is One Hundred (100) shares of Common Stock of no par value.

ARTICLE IV.

The amount of capital with which the corporation shall begin business is Five Hundred Dollars ($500.00).

ARTICLE V.

The existence of the corporation shall be perpetual.

ARTICLE VI.

The principal office of the corporation shall be located in the City of Miami, County of Dade and State of Florida.

ARTICLE VII.

The number of directors of this corporation shall be five, unless and until the number shall be increased by the stockholders at any meeting lawfully held, or by the directors when so authorized by the by-laws.

ARTICLE VIII.

The following persons, possessing the qualifications required by law, shall constitute the first Board of Directors of this corporation, and, they shall respectively fill the offices indicated:

E. N. BELCHER, Post Office Box 4951, Miami, Florida,
who shall be President;

J. A. GUYTON, Post Office Box 4951, Miami, Florida, who shall be Vice-President;

I. E. SCHILLING, Post Office Box 4951, Miami, Florida, who shall be Secretary and Treasurer;

J. T. FEASTER, Post Office Box 4951, Miami, Florida, who shall be a Director;

C. B. CHINN, Post Office Box 4951, Miami, Florida,
who shall be a Director.

They shall continue to hold office as such Directors until the first annual meeting of the corporation, unless the stockholders shall at any meeting lawfully held prior to such first meeting, elect their successors, in which event such successors shall serve as directors until such first annual meeting.

ARTICLE  IX.

The name and post office address of each subscriber of the Certificate of Incorporation, and a statement of the number of shares of stock which he agrees to take, are as follows:

NAME OF SUBSCRIBER	POST OFFICE ADDRESS	NUMBER OF SHARES

E. N. BELCHER,	Post Office Box 4951, Miami, Florida	1 Share

J. A. GUYTON,	Post Office Box 4951, Miami, Florida	1 Share

I. E. SCHILLING,	Post Office Box 4951, Miami, Florida	1 Share

J. T. FEASTER,	Post Office Box 4951, Miami, Florida	1 Share

C. B. CHINN,	Post Office Box 4951, Miami, Florida	1 Share

ARTICLE X

The by-laws shall provide for the issuance of stock certificates to replace lost or destroyed stock certificates.

WE, THE UNDERSIGNED, being each of the original subscribers to the capital stock hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Florida, and in pursuance of the General Corporation Law of the State of Florida, as contained in the Act of Legislature of the State, approved June 1, 1925, and, such amendatory acts as may hereafter be adopted, do make and, file this certificate, hereby declaring and. certifying that the facts herein stated are true, and do respectively agree to take the number of shares of stock hereinbefore set forth, and we, in witness thereof, do hereunto set our hands and seals, this, the 19th day of September, 1930.

/s/ E. N. Belcher	(SEAL)

			/s/ J. A. Guyton	(SEAL)

			/s/ I. B. Schilling	(SEAL)

			/s/ J. T. Feaster	(SEAL)

			/s/ C. B. Chinn	(SEAL)
STATE OF FLORIDA	)

	:	ss.
COUNTY OF DADE	)

I HEREBY CERTIFY, that on this day personally appeared before me, an officer duly authorized to administer oaths and take acknowledgements E. N. BELCHER, J. A. GUYTON, I. E., SCHILLING, J. T. FEASTER, and  C. B. CHINN, to me well know to be the persons described in and who executed the foregoing instrument, and acknowledged before me that they executed the same freely and voluntarily for the purposes therein expressed.

WITNESS my hand and official seal at Miami, Dade County, Florida, this the 19th day of September, 1930.

/s/ Margaret T. Mee
Notary Public, State of Florida at
Large.

My Commission expires:  Sept. 14, 1932

ARTICLES OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

BELCHER TOWING COMPANY

Pursuant to Section 607.181 of the General Corporation Act of Florida, BELCHER TOWING COMPANY (the “Corporation”) adopts these Articles of Amendment.

FIRST:  The name of the Corporation is BELCHER TOWING COMPANY.

SECOND:  The Articles of Incorporation of the Corporation is amended by changing the Article I so that, as amended, said article shall read as follows:

“ARTICLE I.

The name of this corporation shall be:

COASTAL TUG AND BARGE, INC.”

THIRD:  The Amendment to the Articles of Incorporation of the Corporation set forth above was adopted by the Board of Directors on the 15th day of December, 1989.

FOURTH:  That by Consent of Stockholder of the Corporation dated December 15, 1989, the sole stockholder gave approval to said amendment in accordance with the provisions of Section 607.394 of the General Corporation Act of Florida.

SIGNED THIS 15th DAY OF DECEMBER, 1989.

BELCHER TOWING COMPANY

	BY:	/s/ Dan J. Hill
DAN J. HILL
President
ATTEST:

/s/ Austin M. O’Toole
AUSTIN M. O’TOOLE
Secretary

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

Before me, MARTA I. RAMIREZ, a Notary Public in and for the State of Texas, on this day personally appeared DAN J. HILL, known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be the President of the Corporation named therein, and acknowledged to me that he executed said instrument for the purposes and consideration therein                  expressed, and as the act of said Corporation.

Given under my hand and seal of office this 15th day of December, 1989.

/s/ Marta I. Ramirez
MARTA I. RAMIREZ, Notary Public

MARTA I. RAMIREZ
[seal]	Notary Public, State of Texas
My Commission Expires 08/19/93

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ARTICLES OF MERGER

OF

MANATEE TOWING COMPANY

INTO

COASTAL TUG AND BARGE, INC.

Pursuant to Section 607.1104 of the Florida Business Corporation Act, the undersigned corporations adopt the following Articles of Merger:

FIRST:  COASTAL TUG AND BARGE, INC. (the “Company”) is a corporation organized under the laws of the State of Florida owning 100 percent of the shares of MANATEE TOWING COMPANY (“Manatee”), a corporation organized under the laws of the State of Florida.

SECOND:  The following Plan of Merger was adopted by the Board of Directors of the Company on October 14, 1998.

“PLAN OF MERGER

WHEREAS, it is for the benefit and in the best interests of MANATEE TOWING COMPANY, a Florida corporation, that such corporation be completely liquidated by way of merger with and into COASTAL TUG AND BARGE, INC., a Florida corporation;

NOW, THEREFORE, IT IS

RESOLVED, that the Board of Directors adopt the following Plan of Complete Liquidation and Merger (the “Plan of Merger”)”of MANATEE TOWING COMPANY (“Manatee”) into COASTAL TUG AND BARGE, INC. (the “Company”) to-wit:

1.              This Plan of Merger is intended to accomplish the complete liquidation of Manatee in conformity with the Internal Revenue Code of the United States of America.

2.              Articles of Merger merging Manatee into the Company, the owner of all of the outstanding shares of stock of Manatee, shall be filed in the office of the Secretary of State of Florida pursuant to applicable provisions of the State of Florida Business Corporation Act.

3.              Upon the filing of the Articles of Merger in the office of the Secretary of State of Florida and the issuance by such Secretary of State of a Certificate of Merger, Manatee shall cease to exist as a separate corporation and

Manatee shall be completely liquidated.  No shares of stock of the Company shall be issued in connection with this Plan of Merger.

4.              The directors and officers of the Company and Manatee, respectively, are authorized to take all other actions considered necessary or desirable by them to carry out the objectives of this Plan of Merger and which are not inconsistent with the terms of this Plan of Merger.”

THIRD:  The number of outstanding shares of the following subsidiary corporation and the number of shares of each class owned by the surviving corporation are:

Subsidiary/Class of Stock	Number of Shares Outstanding	Number of Shares Owned by Parent

Manatee Towing Company/ Common Stock	1,000	1,000

FOURTH:  The manner of converting the outstanding shares of the capital stock of the merged corporation into the shares or other securities of the surviving corporation shall be as follows:

(a) Each share of common stock of the merged corporation which shall be outstanding on the effective date of this merger shall be canceled.

FIFTH:  The mailing of the Plan of Merger to the shareholders of Manatee was waived by the Company, the sole shareholder of Manatee.

SIXTH:  The effective date of these Articles of Merger is upon filing with the Secretary of State of Florida.

SIGNED this 21st day of October, 1998.

COASTAL, TUG AND BARGE, INC.

By:	/s/ Austin M. O’Toole
Austin M. O’Toole
Senior Vice President and Secretary

MANATEE TOWING COMPANY

By:	/s/ Austin M. O’Toole
Austin M. O’Toole
Senior Vice President and Secretary

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